EXHIBIT 10.3
EXHIBIT A-5

ACQUISITION TERM NOTE

$800,000	Houston, Texas	June 9, 2011

FOR VALUE RECEIVED, DEEP DOWN, INC., a Nevada corporation (“Borrower”), hereby promises to pay to the order of WHITNEY BANK, a Louisiana state chartered bank (“Lender”), on or before the Acquisition Term Maturity Date, the principal amount of $800,000 or so much thereof as may then be outstanding under this note, together with interest, as described below.

This note has been executed and delivered under, and is subject to the terms of, that certain Amended and Restated Credit Agreement dated as of November 11, 2008, and amended and restated through April 14, 2010 (as amended by First Amendment to Amended and Restated Credit Agreement dated as of December 31, 2010, Second Amendment to Amended and Restated Credit Agreement dated as of April 12, 2011, Third Amendment to Amended and Restated Credit Agreement dated as of June 9, 2011, and as further amended, restated, or supplemented from time to time, the “Credit Agreement”), between Borrower and Lender, and is the “Acquisition Term Note” referred to in the Credit Agreement.  Unless defined in this note, or the context requires otherwise, capitalized terms used in this note have the meanings given to such terms in the Credit Agreement.  Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys’ fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due under this note, and security for the payment of this note.  This note is a Loan Document and, therefore, is subject to the applicable provisions of Section 13 of the Credit Agreement, all of which applicable provisions are incorporated into this note by reference as if set forth in this note verbatim.

Specific reference is made to Section 3.7 of the Credit Agreement for usury savings provisions.

the rights and obligations of the parties hereto shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between the parties are superseded by and merged into such writings.  this note, the credit agreement and the other written loan documents executed by the borrower and the lender (or by the borrower for the benefit of the lender) represent the final agreement between the borrower and the lender and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties.  there are no unwritten oral agreements between the parties.

This note must be construed — and its performance enforced — under Texas law.

[Signature is on the following page.]

EXECUTED as of the date first written above.

BORROWER:

DEEP DOWN, INC.,
a Nevada corporation

By:  /s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer